UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                       FORM 8-K

                                     CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported):  September 13, 2001

                              GLOBAL FOODS ONLINE, INC.
               (Exact name of registrant as specified in charter)

                                       Nevada
                 (State of incorporation or other jurisdiction)

                                     333-832312
                              (Commission File Number)

                                    95-4741485
                        (IRS Employer Identification No.)

520 North Kings Road Suite 214Los Angeles, CA                90048
(Address of principal executive offices)                   (Zip Code)

                               (323) 852-9877
          Registrant's telephone number, including area code

ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On September 13, 2001, the Company dismissed its certifying accountant, James E. Scheifley & Associates, P.C. ("Scheifley"). Scheifley's reports on the financial statements for the years ended April 30, 2001 and 2000 and for the period from inception (February 4, 1997 to April 30, 2001) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for the years ended April 30, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. During the years ended April 30, 2001 and 2000, and the subsequent interim period through September 13,2001, the Company has not had any disagreements with Scheifley on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of September 13, 2001 for the Company's fiscal year ending April 30, 2002. The decision to change its certifying accountant was approved by the Company's Board of Directors. The Company has not consulted Stefanou previously.

Scheifley's letter, which is required pursuant to Item
304(a)(3) of Regulation S-B, is attached.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

16  Letter from James E. Scheifley  & Associates, P.C. to the
Commission, dated September 17, 2001.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  September 17, 2001                   /s/ David Gordon
                                            David Gordon, Vice President

                                   EX-16

LETTER FROM JAMES E. SCHEIFLEY & ASSOCIATES, P.C.


James E. Scheifley & Associates, P. C.
Denver, Colorado

September 13, 2001

Securities and Exchange Commission
Washington, DC  20549

Re: Global Foods Online, Inc.
File No. 333-83231

Dear Sir or Madam:

I have read Item 4 of the Form 8-K of Global Foods Online,
Inc. dated September 13, 2001, and agree with the statement contained thereon.

/s/ JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
JAMES E. SCHEIFLEY & ASSOCIATES, P.C.